Exhibit 99.1

Green Dot Announces Review of Strategic Alternatives and Leadership Transition
Provo, Utah, March 10, 2025 — Green Dot Corporation (NYSE: GDOT), a leading digital bank and fintech that delivers seamless banking and payment tools for consumers and businesses, announced today that its Board of Directors has engaged Citi to initiate a process to explore potential strategic alternatives. The Board of Directors and management team are committed to acting in the best interests of Green Dot, its stockholders and its stakeholders.
No assurances can be given as to the outcome or timing of the strategic review process, and Green Dot does not intend to make any further public comment regarding the process until it determines that disclosure is appropriate.
Green Dot also announced today that William I Jacobs, who has served as Chairperson of Green Dot’s Board of Directors since June 2016 and previously served as interim Chief Executive Officer from January 2020 through March 2020, has been appointed as interim Chief Executive Officer of Green Dot, effective as of March 7, 2025. Chris Ruppel, who has served as Green Dot’s Chief Revenue Officer since November 2022, has been appointed as interim President of Green Dot and interim Chief Executive Officer and President of Green Dot Bank, effective the same date. Mr. Jacobs and Mr. Ruppel succeed George Gresham, who ceased serving as Chief Executive Officer and President of Green Dot and Green Dot Bank and as a member of Green Dot’s Board of Directors, effective as of March 7, 2025.
Mr. Jacobs will continue to serve as Chairman of the Board, and Mr. Ruppel will continue to serve as Chief Revenue Officer.
Mr. Jacobs has extensive leadership experience in the payments and financial services industry and at Green Dot. Most recently, Mr. Jacobs has served as Chairperson of Green Dot’s Board of Directors since June 2016 and previously served as interim Chief Executive Officer from January 2020 through March 2020. He has served on the board of Repay Holdings Corporation, a publicly traded financial technology company, since July 2019 and served as a member of the board of Global Payments, Inc., a payment processing services company, from 2001 to April 2022, including as Chairman from June 2014 through September 2019 and Lead Independent Director from 2003 through May 2014.
Mr. Ruppel has significant operational experience at Green Dot. Prior to serving as Chief Revenue Officer, Mr. Ruppel served as General Manager of Green Dot’s direct-to-consumer business, focusing on the growth of its flagship digital bank, GO2bank, as well as General Manager of wage and corporate disbursements, leading Green Dot’s PayCard business and overseeing the development and launch of Green Dot’s earned wage access solution.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology platform and registered bank holding company that builds banking and payment solutions to create value, retain and reward customers, and accelerate growth for businesses of all sizes. For more than two decades, Green Dot has delivered financial tools and services that address the most pressing financial needs of consumers and businesses, and that transform the way people and businesses manage and move money.
Green Dot delivers a broad spectrum of financial products to consumers and businesses through its portfolio of brands, including: GO2bank, a leading digital and mobile bank account offering simple, secure and useful banking for Americans living paycheck to paycheck; the Green Dot Network (“GDN”) of more than 90,000 retail distribution and cash access locations nationwide; Arc by Green Dot, the single-source embedded finance platform combining all of Green Dot’s secure banking and money processing capabilities to power businesses at all stages of growth; rapid! wage and disbursements solutions, providing pay card and earned wage access services to more than 6,000 businesses and their employees; and Santa Barbara TPG (“SBTPG”), the company’s tax division, which processes more than 14 million tax refunds annually.
Founded in 1999, Green Dot has managed more than 80 million accounts to date both directly and through its partners. Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.
Forward-Looking Statements
This communication contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding Green Dot’s strategic review process, plans and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this communication, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, Green Dot’s ability to achieve the expected cost savings and other benefits from its processor conversions, impacts from and changes in general economic conditions on Green Dot’s business, results of operations and financial condition, shifts in consumer behavior towards electronic payments, the timing and impact of revenue growth activities, Green Dot’s dependence on revenues derived from Walmart or other large partners, the timing and impact of non-renewals or terminations of agreements with other large partners, the impact of competition, Green Dot’s reliance on retail distributors for the promotion of its products and services, demand for Green Dot’s new and existing products and services, continued and improving returns from Green Dot’s investments in strategic initiatives, Green Dot’s ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to governmental policies or rulemaking or enforcement priorities affecting financial institutions or to existing laws or regulations affecting Green Dot’s operating methods or economics, Green Dot’s reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud, developments in the financial services industry that impact debit card usage generally, business interruption or systems failure, economic, political and other conditions that may adversely affect trends in consumer spending and Green Dot’s involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot’s Securities and Exchange Commission filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q available on Green Dot’s investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this communication and in the exhibits are as of the date hereof, and Green Dot assumes no obligation to update this information as a result of future events or developments, except as required by law.
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IR@greendot.com
Media Contact
PR@greendotcorp.com